                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                      CENTEX CONSTRUCTION PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                        3710 RAWLINS, SUITE 1600, LB 78
                              DALLAS, TEXAS 75219


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 18, 1996



To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Construction Products, Inc., a Delaware corporation (the "Company"), will be held in the ballroom of the Melrose Hotel, 3015 Oak Lawn Avenue in the City of Dallas, Texas, on Thursday, July 18, 1996, at 10:00 A.M. (C.D.T.) for the following purposes:

    1. To elect five directors, each to hold office until the annual meeting of stockholders in 1997 and until his successor shall have been elected and qualified.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 3, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to promptly sign, date and mail the accompanying form of Company proxy, so that your Company shares may be represented and voted at the meeting. Your Company proxy will be returned to you if you should be present at the meeting and request such return.


                                             By Order of the Board of Directors


                                                       RAYMOND G. SMERGE
                                                           Secretary

Dallas, Texas
June 17, 1996

                       CENTEX CONSTRUCTION PRODUCTS, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 1996


                                  INTRODUCTION

    The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Construction Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on July 18, 1996, and at any adjournment thereof. The mailing address of the executive offices of the Company is 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders is June 17, 1996.

PURPOSES OF THE MEETING

   At the meeting, action will be taken upon the following matters:

        (1) Election of five directors, each to hold office until the next annual meeting of stockholders in 1997 or until his successor shall have been elected and qualified.

        (2) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of the Company does not know of any matters that may be acted upon at the meeting other than the matter set forth in item (1) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ELECTION OF THE FIVE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THE ACCOMPANYING COMPANY PROXY.

                             RECORD DATE AND VOTING

    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on June 3, 1996. On the record date, the issued and outstanding capital stock of the Company entitled to vote at the meeting consisted of 22,247,064 shares of Company Common Stock.

    The holders of Company Common Stock will be entitled to one vote per share upon the election of directors and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Articles of Incorporation nor the By-laws of the Company provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Company Common Stock is necessary to constitute a quorum.

    Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the five nominees for director named in the proxy. The Board of Directors does not intend to present, and has no information that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of

Stockholders of the Company. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of the Company proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of the Company has the unconditional right to revoke his Company proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to the Company addressed to Raymond G. Smerge, Secretary, Centex Construction Products, Inc., 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219; however, no such revocation shall be effective until received by the Company at or prior to the meeting.

    The cost of solicitation of proxies for the meeting will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has retained the firm of Chemical Mellon Shareholder Services, L.L.C., which will receive a fee of approximately $4,250 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.


                             ELECTION OF DIRECTORS

    In accordance with the By-laws of the Company, the Board of Directors has established the number of directors to be elected at the meeting at five, which shall constitute the entire Board of Directors. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Company proxy will be voted for the election of the five nominees for director named below or, if any such nominees should become unavailable, which is not anticipated, for such substitute nominee as the Board of Directors shall designate. Each director will hold office until the next annual election of directors or until his successor shall have been elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the outstanding shares of the Company's Common Stock. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The Board recommends that stockholders vote FOR the election of such nominees.

    The five persons named below are the Board's nominees for election as directors at the meeting. All the persons named below are currently directors of the Company. The information appearing in the following table respecting the nominees for director and the continuing directors has been furnished to the Company by the respective nominees and directors.



                                                                                             BOARD
                                         POSITIONS AND OFFICES         DIRECTOR            COMMITTEE
              NAME AND AGE                  WITH THE COMPANY             SINCE             MEMBERSHIP
              ------------                -------------------          ---------           ----------
 O. G. (Greg) Dagnan, 56 . . . .           President and Chief           1990             Executive
                                          Executive Officer (1)
 Laurence E. Hirsch, 50  . . . .        Chairman of the Board (2)        1985             Compensation* , Executive* &
                                                                                             Stock Option*
 David W. Quinn, 54  . . . . . .                  None (3)               1994             Executive & Stock Option
 Robert L. Clarke, 53  . . . . .                  None (4)               1994             Audit* & Compensation
 Harold K. Work, 63  . . . . . .                  None (5)               1994             Audit & Compensation

____________________
* Chairman of the Committee

  (1) Mr. Dagnan has served as President and Chief Executive Officer of the Company since January 1990. Mr. Dagnan was Senior Vice President -- Operations of the Company from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

  (2) Mr. Hirsch has served as Chairman of the Board of Directors of the Company since January 1994. Mr. Hirsch has served as Chief Executive Officer of Centex Corporation since July 1988 and as Chairman of the Board of Centex Corporation since July 1991, and he served as President of Centex Corporation from March 1985 until July 1991. Mr. Hirsch is also a director of Commercial Metals Corporation and Envoy Corporation, serves as an advisory director of Heidelberger Zement AG and is a trustee of Blackrock Assets Investors, a registered investment company.
  (3) Mr. Quinn was elected Vice Chairman of the Board of Centex Corporation in May 1996 and has been Executive Vice President and Chief Financial Officer of Centex Corporation since February 1987 and a director of Centex Corporation since 1989, and he served as a director and Chairman of the Board of Centex Corporation's former banking subsidiary, Texas Trust Savings Bank, FSB, from December 1988 to December 1994. Mr. Quinn also served as Chief Executive Officer of Texas Trust Savings Bank, FSB from December 1988 to December 1993.
  (4) Mr. Clarke has been a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985 and since March 1992. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is a director of First Investors Financial Services, Inc.
  (5) Mr. Work has served as a Director, President and Chief Executive Officer of Elk Corporation since 1979 and as Executive Vice President of Elcor Corporation since 1993. From 1982 to 1993, Mr. Work served as Vice President of Elcor Corporation.

BOARD MEETINGS, FEES, COMMITTEES AND ATTENDANCE RECORDS

  During the Company's fiscal year ended March 31, 1996, the Board of Directors held four regularly scheduled meetings. During such fiscal year, each director attended all of the meetings of the Board and the Board committees on which he served.

  Board members who are not employees of the Company, Centex Corporation or any of their respective subsidiaries ("Outside Directors") received an annual retainer of $20,000 for fiscal year 1996. Outside Directors received an additional annual retainer of $1,000 for each committee on which he served. In addition, the Company reimburses the directors for reasonable expenses incurred in attending directors' and committee meetings.

  The Board of Directors has an Audit Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which reviews the functions of the Company's management and independent auditors pertaining to the Company's financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During the last fiscal year, the Audit Committee held two meetings, which were attended by all members. Audit Committee members are paid a fee of $1,000 per year.

  The Board has a Compensation Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which recommends to the Board the base salaries and incentive bonuses of the officers of the Company. During the last fiscal year, the Compensation Committee held one meeting, which was attended by all members. Compensation Committee members who are Outside Directors are paid a fee of $1,000 per year.

  The Board has a Stock Option Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which administers the Centex Construction Products, Inc. Stock Option Plan. The Stock Option Committee is authorized to grant options to acquire Centex Construction Products, Inc. Common Stock, and to grant awards of restricted stock. During the last fiscal year, the Stock Option Committee held one meeting which was attended by all members. Stock Option Committee members who are Outside Directors are paid a fee of $1,000 per year.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

  The following table sets forth information as of June 3, 1996 with respect to the beneficial ownership of shares of the Company Common Stock by each director, nominee for election to the Board of Directors and executive officer named in the Summary Compensation Table under "Executive Compensation", individually itemized, and by all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.


                                                    COMPANY COMMON STOCK (1)
                                                -----------------------------
                                                  NUMBER OF          PERCENT
         NAME                                       SHARES           OF CLASS
         ----                                   -------------        --------
 Robert L. Clarke  . . . . . . . . . . . .          4,220               *

 O. G. (Greg) Dagnan . . . . . . . . . . .         87,157               *

 Laurence E. Hirsch. . . . . . . . . . . .         10,000               *

 Richard D. Jones, Jr. . . . . . . . . . .         62,811               *

 David W. Quinn  . . . . . . . . . . . . .          2,000               *

 Harold K. Work  . . . . . . . . . . . . .          2,220               *

 Arthur R. Zunker, Jr. . . . . . . . . . .         32,176               *

 All directors and executive officers
   of the Company as a group (7 persons) .        200,584               *

____________________
*  less than 1%

  (1) Shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Stock Option Plan which are exercisable on June 3, 1996, or within 60 days thereafter are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Clarke -- 2,220 shares; Mr. Dagnan -- 74,600 shares; Mr. Jones -- 51,600 shares; Mr. Work -- 2,220 shares; Mr. Zunker -- 25,200 shares; and all directors and executive officers of the Company as a group (7 persons) -- 155,840
       shares.   In addition, this table includes 1,957, 1,611 and 4,476 shares of Company Common Stock which may be beneficially owned as of March 31, 1996 by Messrs. Dagnan, Jones and Zunker, respectively, and 8,044 shares of Company Common Stock which may be beneficially owned as of March 31, 1996 by all directors and executive officers of the Company as a group (7 persons), pursuant to the Company Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc., a defined contribution plan (the "Profit Sharing Plan"). Amounts shown for Mr. Hirsch and Mr. Quinn do not include 11,250,304 shares of Company Common Stock owned by Centex Corporation, which shares each of Mr. Hirsch and Mr. Quinn may be deemed to beneficially own indirectly because of each of their positions as a director and an executive officer of Centex Corporation.

CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of June 3, 1996 with respect to the holders of shares of Company Common Stock who are known to the Company to be beneficial owners of more than five percent of such shares outstanding.

                                                CENTEX CONSTRUCTION PRODUCTS, INC.
                                                          COMMON STOCK
                                       -------------------------------------------------
 NAME AND ADDRESS OF                        NUMBER                             PERCENT
 BENEFICIAL HOLDER                        OF SHARES                            OF CLASS
 -----------------                     ---------------                       -----------
 Centex Corporation                       11,250,304                             50.57%
 3333 Lee Parkway
 Dallas, Texas 75219

 FMR Corp.                                 2,986,400 (1)                         13.42%
 82 Devonshire Street
 Boston, Massachusetts
 02109-7000

 Wellington Management Company             2,528,300 (2)                         11.36%
 75 State Street
 Boston, Massachusetts  02109

 ______________________

(1) The Company has received information from FMR Corp. ("FMR") stating that, as of December 31, 1995, FMR may be deemed to own beneficially 2,986,400 shares of Company Common Stock, acquired solely for investment purposes, as a parent holding company with respect to holdings of wholly owned investment adviser subsidiaries of FMR and other entities affiliated with FMR, all of which shares FMR has sole dispositive power. FMR stated that it held 395,400 shares of Company Common Stock with sole voting power and no shares of Company Common Stock with shared voting or dispositive power.

(2) The Company has received information from Wellington Management Company ("Wellington") stating that as of December 31, 1995, Wellington may be deemed to own beneficially 2,528,300 shares of Company Common Stock, acquired solely for investment purposes, as a result of its capacity as an investment advisor for numerous investment advisory clients. Wellington stated it held no shares of Company Common Stock with sole voting or dispositive power, 580,500 shares of Company Common Stock with shared voting power and 2,528,300 shares of Company Common Stock with shared dispositive power.

                             EXECUTIVE COMPENSATION

  The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                          ANNUAL COMPENSATION                    AWARDS
    NAME AND PRINCIPAL                 FISCAL        --------------------------------           OPTIONS/         ALL OTHER
         POSITION                       YEAR          SALARY ($)       BONUS ($) (1)          SARS (#) (2)    COMPENSATION ($)(3)
 -------------------------             ------        -----------      --------------          ------------    -------------------
 O. G. (GREG) DAGNAN,                   1996          $255,500            $69,000                  --                $25,344
  President and                         1995           250,000             75,000               167,600               24,856
   Chief Executive Officer              1994           232,000             69,500                  --                 22,923

 RICHARD D. JONES, JR.,                 1996          $210,000            $50,000                  --                $20,794
  Executive Vice President and          1995           205,000             61,500               114,800               20,356
  Chief Operating Officer               1994           190,000             57,000                  --                 18,780

 ARTHUR R. ZUNKER, JR                   1996          $138,000            $41,000                  --                $13,802
  Senior Vice President --              1995           133,500             40,000                54,500               13,415
    Finance and Treasurer               1994           123,500             37,000                  --                 12,408

____________________

(1) Cash bonuses for services rendered in fiscal years 1996, 1995 and 1994 have been listed in the year earned, but were actually paid in the following fiscal year.

(2) The number of shares subject to these stock options represents grants of stock options only, as the Company has issued no stock appreciation rights ("SARs"). Of the options listed in the table above, options covering 17,600 shares, 14,800 shares and 4,500 shares were granted in fiscal 1995 to Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, in connection with the surrender of a like number of options to purchase Centex Corporation Common Stock upon the consummation of the Company's initial public offering in April 1994. (See "Report of Compensation Committee and Stock Option Committee on Executive Compensation" on pages 8 through 10 herein). These options vest on certain specified dates from January 1995 through July 1996. At the time of the grant of these stock options, each recipient was granted a bonus which vests at the same time and in the same proportion as the stock options vest and which is payable whenever and to the extent that a recipient exercises the stock option. The bonuses granted to Mr. Dagnan, Mr. Jones and Mr. Zunker in fiscal 1995 in connection with these options were $517,625, $439,900 and $131,625, respectively, a portion of which has vested. The remaining options covering 150,000 shares, 100,000 shares and 50,000 shares are performance-based stock options granted in fiscal 1995 to Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, the vesting of which is based on the achievement of specified levels of operating earnings and return on average net assets by the Company during the ten-year period following the stock option grant. Failure to achieve the specified goals delays vesting until the end of the ten-year term. Approximately 44% of these performance-based stock options vested, effective as of March 31, 1996, as a result of the Company's achievement of certain performance results for fiscal 1995 and fiscal 1996. In connection with these fiscal 1995 grants, each such executive officer also received contingent performance bonuses which vest at the same time and in the same proportion as the performance stock options vest, and the amounts of the bonuses are determined based on achievement of certain specified operating earnings goals. The vested amount of the bonus is payable whenever and to the extent that a recipient exercises any vested performance stock options. Any portion of the contingent bonus not vested as a result of the failure of the Company to achieve the operating earnings and return on average net assets goals will be cancelled at the end of the ten-year term. Because the Company did not achieve the minimum operating earnings target for fiscal 1995 and fiscal 1996, no bonus was earned in connection with the performance stock options that vested as of March 31, 1996. The remainder of these contingent performance bonuses granted to Mr. Dagnan, Mr. Jones and Mr. Zunker in fiscal 1995 (which remain unvested) will vary (depending on the Company's achievement of certain operating earnings targets) between $442,020 and $817,320 for Mr. Dagnan, $298,016 and $548,216 for Mr. Jones, and $152,622 and $277,722 for Mr. Zunker.
          With respect to fiscal 1995, the Company granted in fiscal 1996 to Mr. Dagnan, Mr. Jones and Mr. Zunker additional deferred cash bonuses and deferred performance bonuses of $50,280, $41,328 and $26,705, respectively, which bonuses are allocated equally to each optionees' options granted in fiscal 1995. These additional deferred cash bonuses and deferred performance bonuses vest at the same time and in the same proportion as the corresponding options vest and are payable whenever and to the extent that a recipient exercises the stock option (although vested but unpaid deferred cash bonuses will be paid at the end of the terms of the associated stock options, unvested deferred performance bonuses will automatically vest and be paid at the end of the ten- year term of the options to the extent not already vested and paid and vested but unpaid deferred performance bonuses will be paid at the end of the ten- year term of the option).

(3) Except as set forth below, the compensation reported represents Company contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan. The compensation reported for fiscal 1996 and fiscal 1995 also includes contributions accrued pursuant to the Supplemental Executive Retirement Plan of Centex Construction Products, Inc. (the "SERP"), an unfunded, non-qualified plan for certain executives of the Company (see "Report of Compensation Committee and Stock Option Committee on Executive Compensation"), in the following amounts: Mr. Dagnan -- $10,550 and $10,000, respectively; and Mr. Jones -- $6,000 and $5,500, respectively. Such amounts under the Profit Sharing Plan are 100%, 80% and 100% vested in Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, and such amounts under the SERP are 100% and 80% vested in Mr. Dagnan and Mr. Jones, respectively.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                     UNEXERCISED                            VALUE OF
                                                                     OPTIONS/SARS                        OPTIONS/SARS AT
                         SHARES                                    AT FY-END (#) (1)                      FY-END ($) (3)
                       ACQUIRED ON            VALUE          ----------------------------     -------------------------------------
NAME                  EXERCISE(#)(1)      REALIZED($)(2)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE (4)     UNEXERCISABLE (5)
- ----                  --------------      --------------     -----------    -------------     ---------------     -----------------
 O. G. (Greg) Dagnan       9,600           $289,705             66,600          91,400            $760,905           $1,186,245
 Richard D. Jones, Jr.     7,600            234,386             44,400          62,800             509,934              849,058
 Arthur R. Zunker, Jr.     1,500             45,173             22,200          30,800             257,853              410,992

____________________

(1) Amounts set forth in the table reflect the number and value of shares and options only, as the Company has issued no SARs.
(2) Amounts include the following cash bonuses paid in connection with the exercise of stock options at the time of exercise: Mr. Dagnan
          -- $286,505; Mr. Jones
          -- $232,036; and Mr. Zunker -- $44,610.
(3) Represents the difference between the closing price of the Company Common Stock on March 31, 1996 of $13.625 per share, and the exercise price of such options and includes maximum cash bonuses payable in connection with the exercise of such options at the time of exercise described in footnotes 4 and 5 below.
(4) Amounts include the following maximum cash bonuses payable in connection with the exercise of stock options at the time of
          exercise:   Mr. Dagnan -- $652,680; Mr. Jones -- $437,784; and Mr.
          Zunker --  $221,778.
(5) Amounts include the following cash bonuses payable in connection with the exercise of stock options at the time of exercise: Mr. Dagnan -- $1,053,720; Mr. Jones -- $761,408; and Mr. Zunker -- $366,942.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

 None of the Company's directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

 The Compensation Committee of the Board provides advice and recommendations to the Board concerning the salaries and bonuses of the officers of the Company.
The Board approves those salaries and bonuses.   The Stock Option Committee of
the Board administers the stock option plan and is specifically authorized under such plan to grant options to officers and other key employees of the Company and its subsidiaries. The Compensation Committee and the Stock Option Committee are comprised of three and two non-employee directors, respectively. This report describes the policies and principles which shape the structure of the Company's executive compensation program.

 The Company's executive compensation program is structured to achieve the following objectives:

 - to attract, retain and motivate highly qualified, energetic and talented executives;

 - to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures which have a direct effect on stockholder values; and

 - to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

 To achieve its compensation objectives, the Company has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus, and (iii) long-term incentive compensation in the form of stock options and related contingent performance bonuses. In addition, the executive officers of the Company are eligible to receive other benefits such as medical benefits and profit sharing plan contributions which are generally available to employees of the Company and contributions under the Company's SERP which are accrued for the named executive officers and certain other officers of the Company and its subsidiaries.

 In structuring the specific components of executive compensation, the Company is guided by the following principles:

 - annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies which engage in one or more of the businesses in which the Company engages;

 -        bonus payments should vary with the Company's financial performance;
          and

 - a significant portion of compensation should be in the form of long-term incentive compensation which aligns the interests of executives with those of the stockholders and which creates rewards for long-term sustained company performance and the achievement of the Company's strategic objectives.

 Base Salary

 The Compensation Committee is responsible for recommending at the beginning of each fiscal year the base salary levels for the three named executive officers. In developing salary compensation amounts for fiscal 1995, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies which engage in one or more of the principal businesses of the
Company: the manufacture and sale of cement, gypsum wallboard, readymix concrete and aggregates. Included within the survey were those companies which comprise the peer group in the

Comparative Cumulative Total Stockholder Return graph on page 11. The Compensation Committee confirmed that the base salaries of the named executives were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels the Compensation Committee also considers the executive's experience level and potential for significant contributions to the Company's profitability. After completing its review and decision-making process, the Compensation Committee submitted its decision as to base salary levels to the entire Board of Directors, which confirmed the Compensation Committee's decision.

 Incentive Bonus

 The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executives at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards which are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth, return on net assets, return on equity and other factors.

 Long-term Compensation

 Prior to the consummation of Company's initial public offering in April 1994, all of the Company's executive officers and key managers were employed by Centex Corporation or its subsidiaries and owned employee stock options to purchase Centex Corporation Common Stock ("Centex Stock Options"). Because the Company believed such optionees should be rewarded for the Company's performance as opposed to Centex Corporation's performance, the optionees surrendered to Centex Corporation one- half of their unvested Centex Stock Options in exchange for a grant by the Company of a like number of Company stock options (with an exercise price equal to the initial public offering price of the Company's Common Stock and having the same vesting periods as set forth in the surrendered Centex Stock Options) and a contingent cash bonus representing the underlying value of the Centex Stock Options surrendered. The contingent cash bonuses are contingent upon the vesting and exercise of the related Company stock options. The Stock Option Committee made these grants only in connection with the Company's initial public offering and does not believe that it will make grants of similar stock options in the foreseeable future. Rather, the Stock Option Committee believes that future grants of stock options will be in the form of performance stock options, as described below.

 Consistent with the Company's effort to increase the proportion of management compensation which is tied to the Company's performance, the Compensation Committee of the Board of Directors has structured certain of its stock option programs to link the vesting of stock option grants to the achievement by the Company of certain specific performance targets during the ten years following the stock option grant. Under the terms of the stock options recently issued, the number of shares that "vest" or which become exercisable by the optionee depends upon the achievement of specific operational or financial goals by the Company. These operational and financial goals are tied to the Company's operating earnings and return on average net assets and are structured to reward the optionee for superior long-term operating performance of the Company. Failure to meet the specified goals results in those shares not "vesting or becoming exercisable" until the end of the full ten-year term. The Compensation Committee believes that these programs properly align the interests of the Company's officers and managers with the interests of the stockholders by linking a majority of their long-term compensation with goals that have a direct and positive effect on stockholder value. Except as noted above, all of the stock options granted by the Company to its officers and key employees were granted under these performance programs.

 At the time of the grant of the performance stock options during fiscal 1995 and in furtherance of its objective of increasing the percentage of key employee compensation which is tied to the Company's performance, the Company granted contingent performance bonuses to certain of its key employees, including the named executive officers. The amount of the contingent performance bonuses granted in fiscal 1995 will vary depending on the Company's attainment of specified operating earnings targets and will become fixed at the time of each vesting of a portion of the bonus. These bonuses vest at the same time and in the same proportion as the performance stock options' specific performance targets are achieved. The vested amounts of most performance bonuses are payable whenever and to the extent that a recipient exercises options shares which have vested by the achievement of performance goals. Any portion of the contingent bonus not vested at the end of the ten- year term as a result of the Company not achieving the specific performance targets will be cancelled.

 In making the stock option grants during fiscal 1995, the Stock Option Committee took into account various factors, including the furtherance of the Company's objectives set forth above and any previous grants made to the executive officers and other key managers of the Company.

 For fiscal 1995 and 1996, the Company achieved certain two-year average targets, and, accordingly, approximately 44% of the performance stock options granted during fiscal 1995 vested as of March 31, 1996. However, because the Company did not achieve certain minimum operating earnings targets, no contingent performance bonus was earned with respect to such vested options.

 Commencing with fiscal year 1995, the Company's Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $150,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Company's contribution to the Profit Sharing Plan. The SERP establishes balances for each participant in an amount equal to the additional contribution which he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients' accounts under either the Profit Sharing Plan or the SERP.

 CEO Compensation

 The Chief Executive Officer of the Company participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and incentive bonus of the Chief Executive Officer in effect for fiscal 1996 was consistent with the Compensation Committee's salary range guidelines and objectives for all officers. Although the Company achieved record financial performance for fiscal year 1996, the incentive bonus granted to the Chief Executive Officer for fiscal 1996 was slightly less than the prior fiscal year because the Company did not meet certain of its operational performance targets.

 In accordance with recently enacted federal income tax legislation, beginning in 1994, the Internal Revenue Service limited the deductibility for federal income tax purposes of certain executive compensation payments in excess of $1 million. Because it is not expected that any individual executive officer's compensation will exceed the $1 million limit this year or in the foreseeable future, the Compensation Committee has taken no special action to revise its compensation programs or otherwise address this issue. The Compensation Committee will continue to review this matter and will take appropriate action in the future as it determines to be advisable.


COMPENSATION COMMITTEE                       STOCK OPTION COMMITTEE
- ----------------------                       ----------------------
Laurence E. Hirsch, Chairman                 Laurence E. Hirsch, Chairman
Robert L. Clarke                             David W. Quinn
Harold K. Work

PERFORMANCE GRAPH

 The following graph compares the yearly change in the cumulative total stockholder return on Centex Construction Products, Inc. Common Stock during the fiscal year ended March 31, 1996 with the S&P 500 Index and a peer group composed of companies with businesses in one or more of the Company's primary lines of businesses: cement, gypsum wallboard and concrete/aggregates. The companies comprising the peer group are weighted by their respective market capitalizations and include the following: Lafarge Corporation, Lone Star Industries, Inc., Medusa Corporation, Southdown, Inc. and USG Corporation. The comparison assumes $100 was invested on April 19, 1994 in Centex Construction Products, Inc. Common Stock and in each of the S&P 500 Index and the peer group, and assumes reinvestment of dividends.

                COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN


                                               4/19/94      3/31/95     3/31/96
Centex Construction  Products, Inc.             $ 100        $  90       $  97

S&P 500 Index                                   $ 100        $ 116       $ 154

Peer Group                                      $ 100        $  90       $ 103


SECTION 16(A) COMPLIANCE

 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

 Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements required by Section 16(a) for fiscal 1996 applicable to its directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities have been complied with.


                              CERTAIN TRANSACTIONS

 Centex Service Company ("CSC"), a subsidiary of Centex Corporation, provides the Company with employee benefit administration, public/investor relations and certain other services. These services are provided by CSC pursuant to an Administrative Services Agreement which will expire on March 31, 1999, unless earlier terminated at the option of the Company. In fiscal 1996, the Company paid to Centex Corporation $225,000 as payment for such services pursuant to this agreement.

 As a result of the Company's initial public offering, the Company is no longer included in Centex Corporation's consolidated federal tax return. Accordingly, approximately $34.3 million of deferred income taxes became payable by the Company to Centex Corporation pursuant to a Tax Separation Agreement entered into by the Company and Centex Corporation in connection with the Company's initial public offering in April 1994. During fiscal 1996, Centex refunded to the Company approximately $2.9 million of the payments made for these deferred taxes because of an overpayment on the returns filed with the applicable taxing authorities.

 The Company does not sell any of its products directly to Centex Corporation or to any of its affiliates. Certain of the Company's customers purchase readymix concrete and gypsum wallboard from the Company for resale to Centex Corporation and others. Although the Company does not track the volume of such indirect sales to Centex Corporation or to any of its affiliates, the Company believes that such sales account for less than 5% of its total sales volume.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

 Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended March 31, 1996. The Company's independent public accountants are selected annually by the Board of Directors at its meeting held immediately following the annual meeting of stockholders. It is anticipated that the Board of Directors will select Arthur Andersen LLP as the Company's independent public accountants for the current year.

 Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.


                             STOCKHOLDER PROPOSALS

 The Company's 1997 annual meeting of stockholders is scheduled to be held on July 17, 1997. In order to be considered for inclusion in the Company's proxy material for that meeting, stockholder proposals must be received at the Company's executive offices, addressed to the attention of the Secretary, not later than February 17, 1997.

                                   FORM 10-K

 STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, UPON REQUEST TO CENTEX CONSTRUCTION PRODUCTS, INC., ATTENTION: RAYMOND G. SMERGE, SECRETARY, 3710 RAWLINS, SUITE 1600, LB 78, DALLAS, TEXAS 75219.

                                    By Order of the Board of Directors


                                             RAYMOND G. SMERGE
                                                 Secretary


Dallas, Texas
June 17, 1996

                         CENTEX CONSTRUCTION PRODUCTS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS-JULY 18, 1996

The undersigned hereby appoints O.G. (Greg) Dagnan and Laurence E. Hirsch (acting unanimously or if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Construction Products, Inc. to be held July 18, 1996, or any adjournment thereof, all shares of Common Stock of Centex Construction Products, Inc. registered in the name of the undersigned at the close of business on June 3, 1996.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

 By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting and Proxy Statement dated June 17, 1996.

    READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR         Please mark
THE ELECTION OF ALL THE NOMINEES IN ITEM 1.                 your vote as  [X]
                                                            indicated in
                                                            this example

1. Election of directors listed to the right.

                                  WITHHOLD
    FOR all nominees              AUTHORITY
  listed to the right          to vote for all
  (except as marked)           nominees listed
   to the contrary).             to the right.

       [    ]                      [     ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Robert L. Clarke, O.G. (Greg) Dagnan, Laurence E. Hirsch, David W. Quinn, Harold K. Work

- -------------------------------------------------------------------------------
THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.


2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND, IN THE DISCRETION OF THE NAMED PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING.

                                Dated                              , 1996
                                     ------------------------------

                                --------------------------------------------
                                                Signature

                                --------------------------------------------
                                                Signature

                                NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.



- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE